Exhibit 4.2A

TESLA MOTORS, INC.

AMENDMENT TO

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT (this “Amendment”) to that certain Fifth Amended and Restated Investors’ Rights Agreement, dated as of August 31, 2009 (the “Rights Agreement”), by and among Tesla Motors, Inc., a Delaware corporation (the “Company”), and the Series A stockholders listed on Exhibit A thereto (the “Series A Stockholders”), the Series B stockholders listed on Exhibit B thereto (the “Series B Stockholders”), the Series C stockholders listed on Exhibit C thereto (the “Series C Stockholders”), the Series D stockholders listed on Exhibit D thereto (the “Series D Stockholders”), the Series E stockholders listed on Exhibit E thereto (the “Series E Stockholders”) and the Series F stockholders listed on Exhibit F thereto (the “Series F Stockholders”), is entered into effective as of May 20, 2010 (the “Effective Date”). Capitalized terms not defined herein have the meanings set forth in the Rights Agreement.

RECITALS

WHEREAS, the Company, the Series A Stockholders, the Series B Stockholders, the Series C Stockholders, the Series D Stockholders, the Series E Stockholders and the Series F Stockholders previously entered into the Rights Agreement;

WHEREAS, the Company has issued additional warrants exercisable for up to an aggregate of 300,000 shares of the Company’s common stock to certain of the Series E Stockholders (the “Additional Warrants”);

WHEREAS, the Company, the Series A Stockholders, the Series B Stockholders, the Series C Stockholders, the Series D Stockholders, the Series E Stockholders and the Series F Stockholders now desire to amend the terms of the Rights Agreement as set forth herein to include the shares issuable upon exercise of the Additional Warrants as Registrable Securities under the Rights Agreement;

WHEREAS, pursuant to Section 5.2 of the Rights Agreement, the Rights Agreement may be amended with the written consent of the Company and the holders of at least two-thirds of the Registrable Securities then outstanding; and

WHEREAS, the undersigned collectively represent the holders of at least two-thirds of the Registrable Securities outstanding as of the Effective Date and wish to consent to the changes as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, all of the parties hereto mutually agree as follows:

AGREEMENT

1. Amendment to Section 1.1(b). Section 1.1(b) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(b) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, and the Series F Preferred Stock, (ii) shares of Common Stock issuable upon conversion of the Series E Preferred Stock issued or issuable upon the conversion of warrants issued pursuant to that Secured Note and Warrant Purchase Agreement dated February 14, 2008, as amended, (iii) shares of Common Stock issued or issuable upon the exercise of warrants issued to certain Series E Stockholders dated May 20, 2010 and (iv) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii), (iii) or (iii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction;”

2. Consent to Amendment of Registration Rights Agreement. Each of the undersigned Stockholders hereby acknowledges and consents to that certain Amendment to the Registration Rights Agreement dated on or about May 20, 2010 pursuant to which a new warrant issued to the United States Department of Energy to purchase up to 15,300 shares of the Company’s common stock (which warrant was issued as a result of the Additional Warrants issued to the Series E Stockholders) will be deemed “Registrable Securities” under the Registration Rights Agreement.

3. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

4. Rights Agreement. Wherever necessary, all other terms of the Rights Agreement are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Rights Agreement shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

*  *  *

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

TESLA MOTORS, INC.,
a Delaware corporation

By:	/s/ Elon Musk
Elon Musk,
Chief Executive Officer

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

BLACKSTAR INVESTCO LLC

By:	/s/ Ruben Simmons, Jr.
Ruben Simmons, Jr.,
President

By:	/s/ Alexander Nediger
Alexander Nediger,
Secretary

Address:

Blackstar Investco LLC
c/o Daimler North America Corporation
One Mercedes Drive
Montvale, NJ 07645
Fax No.: (201) 573-2595
Attention: Dr. Thomas Laubert

With a copy to:

Daimler AG
Epplestr. 225
70546 Stuttgart
Fax No.: +49 (711) 17-91577
Attention: Alexander Nediger

With a copy to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Fax No.: (212) 422-4726
Attention: Kenneth A. Lefkowitz

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

AL WAHADA CAPITAL INVESTMENT LLC

By:	/s/ H. E. Ahmed Saif Al Darmaki
H. E. Ahmed Saif Al Darmaki,
General Manager

Address:

Al Wahda Capital Investment LLC
7th Floor, ADWEA Building
6th Street
Abu Dhabi
United Arab Emirates

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

DRAPER FISHER JURVETSON FUND VIII, L.P.

By:	/s/ John Fisher
Name:	John Fisher
Title:	Managing Director

DRAPER FISHER JURVETSON PARTNERS VIII, LLC

By:	/s/ John Fisher
Name:	John Fisher
Title:	Managing Member

DRAPER ASSOCIATES, L.P.

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	General Partner

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

DRAPER FISHER JURVETSON GROWTH FUND 2006, L.P.

By:	Draper Fisher Jurvetson Growth Fund 2006 Partners, L.P.
Its:	General Partner

By:	DFJ Growth Fund 2006, Ltd.
Its:	General Partner

By:	/s/ Mark W. Bailey
Mark W. Bailey,
Director

DRAPER FISHER JURVETSON PARTNERS GROWTH FUND 2006, LLC

By:	/s/ Mark W. Bailey
Mark W. Bailey,
Authorized Member

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

ELON MUSK REVOCABLE TRUST DATED JULY 22, 2003

By:	/s/ Elon Musk
Elon Musk,
Trustee

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

TECHNOLOGY PARTNERS FUND VIII, LP

By:	TP Management VIII, LLC

By:	/s/ Ira Ehrenpreis

Name:	Ira Ehrenpreis

Title:	Managing Member

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

INVESTOR:

VALOR EQUITY PARTNERS, LP

By:	Valor Equity Management, LLC
Its:	General Partner

By:	Valor Management Corp.
Its:	Managing Member

By:	/s/ Antonio J. Gracias
Antonio J. Gracias,
Chief Executive Officer

VALOR VC, LLC

By:	/s/ Antonio J. Gracias
Antonio J. Gracias
Managing Member

VEP TESLA HOLDINGS, LLC

By:	/s/ Antonio J. Gracias
Antonio J. Gracias,
Chief Executive Officer

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

BAY AREA EQUITY FUND I, L.P.

By:	Bay Area Equity Fund Managers I, L.L.C.
Its:	General Partner

By:	DBL Investors L.L.C.
Its:	Managing Member

By:	/s/ Nancy Pfund

Name:	Nancy Pfund

Title:	Managing Member

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

JASPER HOLDINGS, LLC

By:	/s/ Kimbal Musk

Name:	Kimbal Musk

Title:

[Signature Page to Amendment to Investors’ Rights Agreement of Tesla Motors, Inc.]